At Johnson Outdoors Inc.
David Johnson
VP & Chief Financial Officer
262-631-6600

Johnson Outdoors Announces Fiscal Second Quarter Results

RACINE, WISCONSIN, May 8, 2015…....Johnson Outdoors Inc. (Nasdaq:JOUT), a leading outdoor recreation equipment company, today reported sales grew 7 percent as higher expenses dampened profits during the 2015 fiscal second quarter.

"Topline performance is clearly benefitting from the diversity of our portfolio, with Minn Kota proving once again to be a formidable engine of growth. Likewise, continued efforts to strengthen performance in watercraft and consumer camping brands are having a positive impact.  At the same time, we are working hard to address the complexity of challenges facing Diving, our most global business, and expect progress to occur over time. Our ongoing focus on innovative new products provides our brands a distinct advantage heading into the warm-weather season. While patent-protection litigation costs haves significantly impacted profits, our core business is solid and well-positioned for growth through the season," said Helen Johnson-Leipold, Chairman and Chief Executive Officer.

SECOND QUARTER RESULTS

Sales during the second fiscal quarter historically reflect shipments to customers in advance of the primary selling period for the outdoor recreation industry’s warm-weather products season.  Net sales were $133.1 million in the second quarter, a 7 percent increase compared with $124.3 million in the prior year fiscal quarter, driven by revenue gains in three of the Company’s business units.  Foreign currency translation had a 2 percent negative impact on revenue.  Key drivers behind the year-over-year comparison in each business unit were:

▪	Marine Electronics sales jumped 9 percent driven by strong growth in the Minn Kota® brand.
▪	Watercraft sales rose 5 percent due to favorable response to new products.
▪	Outdoor Gear revenue advanced 11 percent on the improved performance of consumer camping, particularly the Jetboil® brand.
▪	Diving revenue slipped 3 percent due to unfavorable currency translation.

Total Company operating profit was $7.6 million versus $11.5 million in the previous fiscal year quarter. Gross margin was negatively impacted by $1.4 million due to the stronger U.S. dollar impact on the Company’s foreign subsidiaries.  A $7.0 million increase in operating expenses also significantly impacted the quarter’s profits and included the following:  $1.0 million of higher sales volume related costs; increased legal expense of $2.6 million; $1.4 million of additional promotional spending; and $0.8 million of higher warranty expense.  Also contributing to the year-over-year unfavorable comparison was a $0.9 million reversal in compensation accruals in last fiscal year’s second quarter. Net income in the fiscal second quarter was $3.6 million, or $0.36 per diluted share, versus $7.4 million, or $0.74 per diluted share, reported in the previous fiscal year’s second quarter.

YEAR-TO-DATE RESULTS

Fiscal 2015 year-to-date net sales were $203.9 million, slightly ahead of net sales of $203.4 million in the same year-to-date period last year.  Foreign currency translation had a negative impact of 2 percent versus the prior year period.  Total Company operating profit was $0.3 million versus operating profit of $8.6 million during the first six months of the prior fiscal year-to-date period.  As noted for the second quarter’s results, significantly higher operating expenses in the current year-to-date period resulted in the unfavorable comparison.  The results for the current fiscal year’s first six months reflected increased legal expense of $5.2 million primarily related to litigation brought by the Company asserting infringement of patents by a competitor. Also contributing to the $8.8 million increase in operating expense year-over-year were $1.8 million of higher promotional spending, $0.9 million of increased warranty costs and $1.1 million of higher compensation accruals.   Net loss was $0.5 million, or ($0.06) per diluted share in the first fiscal six-month period compared to net income of $5.2 million or $0.52 per diluted share in the first six months of the prior fiscal year.

OTHER FINANCIAL INFORMATION
At April 3, 2015, debt, net of cash was $6.8 million compared with debt, net of cash of $1.5 million at March 28, 2014.  Depreciation and amortization was $5.7 million year-to-date compared to $5.1 million during the prior year-to-date period.  Capital spending totaled $4.2 million during the first six-month period compared with $5.3 million in the previous year-to-date period.

“The balance sheet is strong and our cash position is growing despite this year’s investments in consumer research to ensure continuous innovation and protect our leading technology in fishing sonar.  We remain firmly committed to creating long-term value and delivering consistent dividend payouts to shareholders,” said David W. Johnson, Vice President and Chief Financial Officer.

WEBCAST

The Company will host a conference call and audio web cast at 11:00 a.m. Eastern Time on Friday, May 8, 2015.  A live listen-only web cast of the conference call may be accessed at Johnson Outdoors’ home page.  A replay of the call will be available for 30 days on the Internet.

ABOUT JOHNSON OUTDOORS INC.

JOHNSON OUTDOORS is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products.  The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Gear.  Johnson Outdoors' familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak™ and Necky® kayaks; Carlisle® paddles; Extrasport® personal flotation devices; Minn Kota® motors; Cannon® downriggers; Humminbird® marine electronics and charts; SCUBAPRO® dive equipment; Silva® compasses; Jetboil® outdoor cooking systems; and Eureka!® camping and hiking equipment.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

SAFE HARBOR STATEMENT

Certain matters discussed in this press release are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  Statements other than statements of historical fact are considered forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as "anticipate,'' "believe,'' "could,'' "expect,'' "intend,'' "may,'' "planned,'' "potential,'' "should,'' "will,'' "would'' or the negative of those terms or other words of similar meaning. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated.  Factors that could affect actual results or outcomes include the following: changes in economic conditions, consumer confidence levels and discretionary spending patterns in key markets; the Company’s continued success in implementing its strategic plan, including its targeted sales growth platforms and focus on innovation; the Company’s success in integrating strategic acquisitions; litigation costs related to actions of and disputes with third parties, including competitors and matters related to the Company’s intellectual property rights; the Company’s continued success in working capital management and cost-structure reductions; the Company’s ongoing success in meeting financial covenants in its credit agreements with lenders; the risk of future write-downs of goodwill or other long-lived assets; the ability of the Company’s customers to meet payment obligations; movements in foreign currencies, interest rates and commodity costs; fluctuations in the prices of raw materials or the availability of raw materials used by the Company; the success of the Company’s suppliers and customers; the ability of the Company to deploy its capital successfully; unanticipated outcomes related to outsourcing certain manufacturing processes; unanticipated outcomes related to litigation matters; adverse weather conditions; and other risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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 JOHNSON OUTDOORS INC.

(thousands, except per share amounts)
	THREE MONTHS ENDED		SIX MONTHS ENDED
Operating Results	April 3 2015	March 28 2014	April 3 2015	March 28 2014
Net sales	$133,111	$124,273	$203,933	$203,373
Cost of sales	81,175	75,427	124,663	124,598
Gross profit	51,936	48,846	79,270	78,775
Operating expenses	44,313	37,300	78,978	70,137
Operating profit:	7,623	11,546	292	8,638
Interest expense, net	308	308	473	479
Other expense (income), net	495	24	(77)	(135)
Income before income taxes	6,820	11,214	(104)	8,294
Income tax expense	3,174	3,810	444	3,083
Net income	$3,646	$7,404	$(548)	$5,211
Weighted average common shares outstanding - Dilutive	9,725	9,649	9,703	9,611
Net income per common share - Diluted	$0.36	$0.74	$(0.06)	$0.52
Segment Results
Net sales:
Marine electronics	$89,338	$81,870	$132,881	$130,055
Outdoor equipment	12,157	10,974	18,539	19,357
Watercraft	13,906	13,228	19,361	18,677
Diving	17,913	18,441	33,427	35,765
Other/eliminations	(203)	(240)	(275)	(481)
Total	$133,111	$124,273	$203,933	$203,373
Operating profit (loss):
Marine electronics	$11,130	$13,748	$9,543	$16,080
Outdoor equipment	1,070	573	725	385
Watercraft	-	(395)	(1,026)	(2,031)
Diving	(369)	605	(705)	754
Other/eliminations	(4,208)	(2,985)	(8,245)	(6,550)
Total	$7,623	$11,546	$292	$8,638
Balance Sheet Information (End of Period)
Cash and cash equivalents			$48,906	$48,653
Accounts receivable, net			110,817	98,484
Inventories, net			79,752	85,089
Total current assets			253,852	247,408
Total assets			342,851	348,529
Short-term debt			359	568
Total current liabilities			76,340	76,735
Long-term debt, less current maturities			55,333	49,627
Shareholders’ equity			188,043	201,374